SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 3, 2016
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Woodbury, New York – March 3, 2016. Is the sun too bright? Want to order a drink or know how much time before your flight lands? SPD-Smart electronically dimmable windows (EDWs) already substantially enhance the passenger experience by offering cabin-wide light and glare control, a quieter cabin while in flight, and a cooler cabin when boarding and taxiing. Thanks to industry leader Vision Systems, SPD-Smart EDWs are now even smarter and offer a new dimension of passenger experience improvement. Today, Vision Systems announced a new product which integrates a transparent color video touchscreen into an SPD-Smart electronically dimmable aircraft window. This new product will be showcased at the April 5-7, 2016 Aircraft Interiors Expo in Hamburg, Germany.

The new window can be controlled by the passenger through a transparent color video touchscreen on the window, or by the crew through the flight attendant panel. The benefit for passengers is to regulate light and heat, reduce noise inside the cabin, and for them to be able to interact with the moving map, applications, and to get more services, directly on the window. Airlines can build their brand and their image by offering creative tailored uses of this new interactive passenger amenity, and could also maximize revenues as a result of the increased value of window seats.

Vision Systems is also showing at the Hamburg Interiors Expo electronically dimmable cockpit sunvisors and lateral cockpit windows using SPD-Smart technology from Research Frontiers as part of the Vision Systems “cockpit of tomorrow” exhibition.

Vision Systems noted that their products being exhibited at the Hamburg Aircraft Interiors Expo are targeted towards regional and high-end commercial airlines. Vision Systems' electronically dimmable windows have already been incorporated for the Dassault Falcon 5X (skylight), Epic E1000, Airbus Helicopters H175, RUAG's refurbished Falcon 900 and the HondaJet HA-420. Vision Systems also noted in their press release that in addition to these, there are several new projects underway, especially on commercial aircraft.

Vision Systems’ SPD-Smart windows provide unprecedented passenger benefits for aircraft of all types. By enabling users to precisely control the amount of daylight and glare coming through windows, passengers can instantly tune the tint to a comfortable level while continuing to enjoy views, rather than blocking their view with a shade. The system delivers many other practical benefits including a cooler cabin due to remarkable thermal insulation properties, and a quieter cabin due to acoustic insulation properties.

The comfort and benefits a Vision Systems’ SPD-Smart EDW cabin system delivers extends to all airline passengers – it is not just for those with window seats. Cabin-wide control of the amount of light and glare entering the cabin improves the flying experience for everyone, even those seated in the middle section of a two-aisle widebody aircraft. Passenger experience benefits include greater daylighting, enhanced views, and a more open feeling resulting in greater perceived space. The management and “harvesting” of healthy daylighting instantly transforms the cabin, and synergistically complements other commercial airline cabin systems, such as interior mood lighting systems and in-flight entertainment systems. Coupled with providing for a cooler cabin when on the ramp, and a quieter cabin in flight, Vision Systems’ SPD-Smart EDW cabin system delivers an unequalled passenger experience.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: March 3, 2016